UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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THE BANCORP, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The Bancorp, Inc.

405 Silverside Road

Wilmington, DE 19809

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held May 22, 2006

To the Shareholders of THE BANCORP, INC.:

Notice is hereby given that the annual meeting (the “Meeting”) of shareholders of THE BANCORP, INC., a Delaware corporation (the “Company”), will be held at 1818 Market Street, 28th Floor, Philadelphia, PA 19103 on Monday, May 22, 2006 at 9:00 A.M., Philadelphia time, for the following purposes:

1.	To elect twelve directors to serve until the next annual meeting of shareholders in 2007.

2.	To approve the selection of Grant Thornton LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2006.

3.	To transact such other business as may properly be brought before the Meeting and any adjournment, postponement or continuation thereof.

Only shareholders of record on the books of the Company at the close of business on March 27, 2006 will be entitled to notice of and to vote at the Meeting or any adjournments thereof. A list of shareholders entitled to vote at the Meeting will be available for inspection at the Meeting and at the offices of the Company at 1818 Market Street, 28th Floor, Philadelphia, PA 19103. The stock transfer books will not be closed.

SHAREHOLDERS CAN HELP AVOID THE NECESSITY AND EXPENSE OF SENDING FOLLOW-UP LETTERS TO ASSURE A QUORUM BY PROMPTLY RETURNING THE ENCLOSED PROXY. THE ENCLOSED ADDRESSED ENVELOPE REQUIRES NO POSTAGE AND YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE ITS USE.

By order of the Board of Directors

MARTIN F. EGAN, Secretary

Wilmington, Delaware

April 21, 2006

The Bancorp, Inc.

405 Silverside Road

Wilmington, DE 19809

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

GENERAL

Introduction

The annual meeting (the “Meeting”) of shareholders of The Bancorp, Inc. (the “Company”) will be held on Monday, May 22, 2006, at 9:00 A.M., Philadelphia time, at 1818 Market Street, 28th Floor, Philadelphia, PA 19103 for the purposes set forth in the accompanying notice. Only shareholders of record at the close of business on March 27, 2006 will be entitled to notice of and to vote at such Meeting.

This statement is furnished in connection with the solicitation by the Board of Directors of the Company (the “Board of Directors”) of proxies from holders of the Company’s common stock, par value $1.00 per share (the “Common Shares”) and the Company’s Series A preferred stock, par value $.01 per share (the “Preferred Shares”), to be used at such Meeting, and at any and all adjournments thereof. Proxies in the accompanying form, properly executed and duly returned to the Company, and not revoked, will be voted at the Meeting and any and all adjournments thereof.

This proxy statement and the accompanying form of proxy will be sent on or about April 25, 2006 to shareholders of record as of March 27, 2006.

Revocation of Proxy

If a proxy in the accompanying form is executed and returned, it may nevertheless be revoked at any time before its exercise by giving written notice of revocation to the Secretary of the Company at its Wilmington address stated herein, by submitting a later dated proxy or by attending the Meeting and voting in person.

Expenses and Manner of Solicitation

The cost of soliciting proxies will be borne by the Company. Directors, officers and regular employees of the Company may solicit proxies either personally, by letter or by telephone. Such directors, officers and employees will not be specifically compensated for soliciting such proxies. The Company expects to reimburse banks, brokers, and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of the Common Shares.

VOTING AT THE MEETING

At the Meeting, only those holders of Common Shares and Preferred Shares at the close of business on March 27, 2006, the record date, will be entitled to vote. As of the record date, 13,646,624 Common Shares and 130,703 Preferred Shares were outstanding. Each holder is entitled to one vote per share on each matter of business properly brought before the Meeting. Shareholders do not have cumulative voting rights.

The presence at the Meeting in person or by proxy of holders of outstanding Common Shares and Preferred Shares entitled to cast a majority of all the votes entitled to be cast at the meeting will constitute a quorum. In order to be elected as a director as described in Proposal 1 below, a nominee must receive a plurality of all the votes cast at the Meeting at which a quorum is present, which means that the nominees with the most votes are elected. The affirmative vote of the holders of at least a majority of the votes cast at the Meeting at which a quorum is present is required to approve the selection of Grant Thornton LLP as the Company’s independent public accountants as described in Proposal 2 below. For any other matter which may properly come before the meeting, the affirmative vote of the holders of at least a majority of the votes cast at the Meeting at which a quorum is present is required, either in person or by proxy, for approval, unless otherwise required by law.

Any proxy not specifying to the contrary, and not designated as a broker non-vote as described below, will be voted FOR:

•	the election of the directors; and

•	the approval of the selection of Grant Thornton LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2006.

Should any matters not described above be properly presented at the meeting, the persons named in the proxy form will vote in accordance with their judgment. The proxy form authorizes these persons, in their discretion, to vote upon such matters as may properly be brought before the meeting or any adjournment, postponement or continuation thereof.

Common Shares and Preferred Shares represented at the Meeting in person or by proxy but not voted on one or more proposals will be included in determining the presence of a quorum, but will not be considered cast on any proposal on which they were not voted. A failure by brokers to vote Common Shares or Preferred Shares held by them in nominee name will mean that such Common Shares or Preferred Shares will not be counted for the purposes of establishing a quorum and will not be voted. If a broker does not receive voting instructions from the beneficial owner of Common Shares or Preferred Shares on a particular matter and indicates on the proxy delivered with respect to such shares that it does not have discretionary authority to vote on that matter, which is referred to as a broker “non-vote,” those shares will be considered as present for the purpose of determining whether a quorum exists, but will not be considered cast on any proposal on which they were not voted. Brokers who hold Common Shares or Preferred Shares in street name for customers generally have the discretion to vote those shares with respect to certain matters, including the election of directors and the approval of the selection of accountants, if they have not received instructions from the beneficial owners. With respect to the election of directors described in Proposal 1 below, votes that are withheld and broker “non-votes” will not be included in the vote. With respect to the approval of the selection of Grant Thornton LLP described in Proposal 2 below or with respect to any other matter properly brought before the Meeting requiring the affirmative vote of the holders of at least a majority of the votes cast at the Meeting at which a quorum is present, either in person or by proxy, for approval, (a) abstentions will be counted as votes cast on any matter and will have the effect of a vote against the relevant proposal and (b) broker “non-votes” will not be counted as votes cast on any matter, and will have no effect on the results of the votes with respect to such proposals and other matters.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number and percentage of the Company’s Common Shares owned as of March 27, 2006 by each of the Company’s directors and executive officers, all of the directors and executive officers as a group and other persons who beneficially own more than 5% of the outstanding voting securities. The table also sets forth the percentage of Common Shares owned by such persons assuming full conversion of the Common Shares. No such person holds any Preferred Shares. This information is reported in accordance with the beneficial ownership rules of the Securities and Exchange Commission under which a person is deemed to be the beneficial owner of a security if that person has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days. Shares issuable pursuant to options or warrants are deemed to be outstanding for purposes of computing the percentage of the person or group holding such options or warrants but are not deemed to be outstanding for purposes of computing the percentage of any other person.

	Common shares (1)		Percent of class	Percent of class assuming full conversion of Preferred shares of class
Directors (23)
Betsy Z. Cohen	1,579,088	(3)	11.12%	11.02%
D. Gideon Cohen	570,288	(4)	4.06%	4.02%
Walter T. Beach	340,034	(5)	2.49%	2.47%
Michael J. Bradley	11,000	(6)	*	*
Matthew Cohn	12,881	(7)	*	*
William H. Lamb	124,329	(8)	*	*
James J. McEntee III	110,943	(9)	*	*
Frank M. Mastrangelo	134,732	(10)	*	*
Linda Schaeffer	22,514	(11)	*	*
Joan Specter	5,374	(12)	*	*
Steven Stein	190,652	(13)	1.40%	1.38%
Leon A. Huff	13,244	(14)	*	*

Executive officers (23)
Arthur Birenbaum	68,871	(15)	*	*
Martin F. Egan	80,129	(16)	*	*
Donald F. McGraw, Jr.	41,304	(17)	*	*
Scott R. Megargee	62,295	(18)	*	*
All executive officers and directors as a group (16 persons)	3,367,678		22.47%	22.28%

Other owners of 5% or more of outstanding shares
Goldman Sachs Asset Management, L.P.	1,113,869	(19)	8.17%	8.08%
Wellington Management Company LLP	1,099,664	(20)	8.06%	7.98%
Cramer Rosenthal McGlynn LLC	799,590	(21)	5.86%	5.80%
Gruber and McBaine Capital Management LLC	693,876	(22)	5.09%	5.04%

*	Less than 1%
(1)	Includes: (a) Common Shares and (b) Common Shares receivable upon exercise of options held by such person which are vested or will vest within 60 days of March 27, 2006.
(2)	[Reserved]
(3)

Includes: (a) 77,934 Common Shares owned directly; (b) 302,004 Common Shares held by Solomon Investment Partnership, L.P. of which Mrs. Cohen and her spouse are the sole limited partners and the sole shareholders, officers and directors of the corporate general partner; (c) options to purchase 551,241 Common Shares; (d) 223,719 shares owned by the Resource America, Inc. Supplemental Employee

Retirement Plan trust (the “RAI SERP”), of which Mrs. Cohen’s spouse is the beneficiary; (e) 408,290 Common Shares owned by Resource America, of which Mrs. Cohen’s spouse is chairman (Mrs. Cohen disclaims beneficial ownership of the shares owned by the RAI SERP and Resource America); and (f) 15,900 Common shares held by the Individual Retirement Account (“IRA”) of Mrs. Cohen’s spouse.

(4)	Includes: (a) 153,834 Common Shares held directly, (b) options to purchase 416,241 Common Shares and (c) 213 Common Shares held in a 401(k) plan account for the benefit of Mr. Cohen.
(5)	Includes: (a) 105,189 Common Shares owned directly; (b) options to purchase 5,874 Common Shares; (c) 149,880 Common Shares held by a grantor retained annuity trust, of which Mr. Beach is a beneficiary; (d) 19,642 Common Shares held by Clear View Investment Fund, L.P., of which Mr. Beach is a partner as well as the sole member of the general partner; (e) 44,219 Common Shares held by Mill Creek Investment Partners, L.P., of which Mr. Beach is a co-member/manager of the general partner; and (f) 15,230 Common Shares held by Garden Lane Investment Fund, Limited, of which Mr. Beach is a co-member/manager of the general partner.
(6)	Includes: (a) 10,000 Common Shares held directly and (b) options to purchase 1,000 Common Shares.
(7)	Includes: (a) 6,507 Common Shares held directly and (b) options to purchase 6,374 Common Shares.
(8)	Includes: (a) 107,955 Common Shares held directly, (b) 12,000 Common Shares held in trusts for the benefit of members of Mr. Lamb’s immediate family, (c) 1,500 Common Shares held in a pension plan for the benefit of Mr. Lamb and (c) options to purchase 2,874 Common Shares.
(9)	Includes: (a) 92,694 Common Shares held directly and (b) options to purchase 18,249 Common Shares.
(10)	Includes: (a) 15,893 Common Shares held directly, (b) 2,287 Common Shares held by the IRA of Mr. Mastrangelo’s spouse, (c) options to purchase 116,248 Common Shares and (d) 304 Common Shares held in a 401(k) plan account for the benefit of Mr. Mastrangelo. Mr. Mastrangelo disclaims beneficial ownership of the shares held by his spouse’s IRA.
(11)	Includes: (a) 17,714 Common Shares held directly, (b) 2,300 Common Shares held by the IRA of Ms. Schaeffer’s spouse and (c) options to purchase 2,500 Common Shares. Ms. Schaeffer disclaims beneficial ownership to the shares held by her spouse’s IRA.
(12)	Consists entirely of options to purchase 5,374 Common Shares.
(13)	Includes: (a) 29,506 Common Shares held directly, (b) 160,146 Common Shares held by Financial Stocks, Inc. and (c) options to purchase 1,000Common Shares. Mr. Stein is a principal of Financial Stocks, Inc.
(14)	Includes: (a) 9,370 Common Shares held directly, and (b) options to purchase 3,874 Common shares.
(15)	Includes: (a) 4,353 Common Shares held directly, (b) options to purchase 63,499 Common Shares, (c) 1,149 Common Shares held by Mr. Birenbaum’s spouse and (d) 320 common shares held in a 401(k) plan account for the benefit of Mr. Birenbaum.
(16)	Includes: (a) 3,725 Common Shares held directly, (b) 1,000 Common Shares held by Mr. Egan’s wife, (c) 575 Common Shares held by the IRA of Mr. Egan’s spouse, (d) options to purchase 73,998 Common Shares and (e) 228 Common Shares held in a 401(k) plan account for the benefit of Mr. Egan. Mr. Egan disclaims beneficial ownership to the shares held by his spouse’s IRA.
(17)	Includes: (a) 17,317 Common Shares held directly, (b) options to purchase 23,749 Common Shares and (c) 238 Common Shares held in a 401(k) plan account for the benefit of Mr. McGraw.
(18)	Includes: (a) 10,043 Common Shares held directly, (b) 4,830 Common Shares held by Mr. Megargee’s mother, (c) options to purchase 62,295 Common Shares and (d) 298 Common Shares held in a 401(k) plan account for the benefit of Mr. Megargee.
(19)	Based solely on a Form 13G filed by Goldman Sachs Asset Management, L.P. The address of Goldman Sachs Asset Management is 32 Old Slip, New York, NY 10005.
(20)	Based solely on a Form 13G filed by Wellington Management Company LLP. The address of Wellington Capital Management is 75 State Street, Boston, MA
(21)	Based solely on a Form 13G filed by Cramer Rosenthal McGlynn, LLC. The address of Cramer Rosenthal McGlynn is 520 Madison Avenue, New York, NY 10022.
(22)	Based solely on Form 13G filed by Gruber and McBaine Capital Management LLC. The address of Gruber and McBaine Capital Management 50 Osgood Place, San Francisco, CA 94133.
(23)	The address for all of our directors and executive officers is 405 Silverside Road, Wilmington, DE 19809.

PROPOSAL 1. ELECTION OF DIRECTORS

Directors

The By-Laws of the Company provide that the number of directors shall be fixed by the Board of Directors. The Board of Directors has fixed the number of directors at twelve. All directors are elected for a term of one year or until their successors are elected and qualified. The Board of Directors, upon the recommendation of its Nominating and Governance Committee, has nominated Betsy Z. Cohen, D. Gideon Cohen, Walter T. Beach, Michael J. Bradley, Matthew Cohn, Leon A. Huff, William H. Lamb, Frank M. Mastrangelo, James J. McEntee III, Linda Schaeffer, Joan Specter and Steven Stein for election at the Meeting for a term to expire at the 2007 annual meeting or until their successors are elected or appointed.

It is the intention of the persons named in the enclosed proxy, in the absence of a contrary direction, to vote for the election of all of the current directors. Should any of the nominees become unable or refuse to accept nomination or election as a director, the persons named as proxies intend to vote for the election of such other person as the Nominating and Governance Committee of the Board of Directors may recommend. The Board of Directors knows of no reason why any of the nominees might be unable or refuse to accept nomination or election.

Information is set forth below regarding the principal occupation of each nominee. There are no family relationships among the directors, nominees and executive officers of the Company, except that D. Gideon Cohen, who is currently the Chairman of the Board of Directors and the Chairman of the Executive Committee of the Board of Directors is the son of Betsy Z. Cohen, a director and the Chief Executive Officer of the Company.

The Board of Directors unanimously recommends a vote “FOR” each of the nominees named in Proposal 1.

Names of Directors, Principal Occupations and Other Information

Betsy Z. Cohen, age 64, has been Chief Executive Officer of both the Company and its wholly-owned subsidiary, The Bancorp Bank (the “Bank”) since September 2000 and Chairman of the Bank since November 2003. She has been the Chairman and Chief Executive Officer of RAIT Investment Trust, a real estate investment trust (“RAIT”), since its formation in August 1997. Mrs. Cohen served as a director of Hudson United Bancorp (a bank holding company), the successor to JeffBanks, Inc., from December 1999 until July 2000 and as the Chairman of the Jefferson Bank Division of Hudson United Bank (Hudson United Bancorp’s banking subsidiary) from December 1999 through March 2000. Before the merger of JeffBanks, Inc. with Hudson United Bancorp in December 1999, Mrs. Cohen had been Chairman and Chief Executive Officer of JeffBanks, Inc. since its inception in 1981 and also served as Chairman and Chief Executive Officer of each of its subsidiaries, Jefferson Bank, which she founded in 1974, and Jefferson Bank New Jersey, which she founded in 1987. From 1985 until 1993, Mrs. Cohen was a director of First Union Corp. of Virginia (a bank holding company) and its predecessor, Dominion Bancshares, Inc. In 1969, Mrs. Cohen co-founded a commercial law firm and served as a senior partner until 1984. Mrs. Cohen is also a director of Aetna, Inc. (an insurance company) and is a trustee of Corporate Office Properties Trust (a real estate investment trust). See “Certain Relationships and Related Party Transactions” regarding RAIT.

D. Gideon Cohen, age 36, has been the Chairman of the Company and Chairman of the Company’s Executive Committee of the Board of Directors since its inception in 1999. From 1999 to September 2000 he served as the Company’s Chief Executive Officer. Mr. Cohen is Vice-Chairman of the Bank’s Board of Directors and Chairman of its Executive Committee. He had previously been Chairman of the Bank’s Board of Directors from September 2000 to November 2003 and, from July 2000 to September 2000, had been the Bank’s Chief Executive Officer. Mr. Cohen has been the Chief Executive Officer of Cohen Brothers Financial, LLC and its subsidiary, Cohen Bros. & Company, an investment banking and securities brokerage firm (together, “Cohen Bros.”), since September 2001. From 1995 until September 2000, Mr. Cohen held senior executive positions with Resource America, Inc., a publicly-held proprietary asset management company in the financial services, real estate and equipment leasing sectors. Mr. Cohen is also a director and Chairman of the Board of TRM Corporation, a publicly-held provider of public access ATM and copier machines (“TRM”). See “Certain Relationships and Related Party Transactions” regarding Cohen Bros. and TRM.

Walter T. Beach, age 39, has been a director of both the Company and the Bank since 1999. Mr. Beach has been the Managing Director of Beach Investment Counsel, Inc., an investment management firm, since 1997. From 1993 to 1997, Mr. Beach was a Senior Analyst and Director of Research at Widmann, Siff and Co., Inc., an investment management firm, where he was, beginning in 1994, responsible for the firm’s investment decisions for its principal equity product. From 1992 to 1993, he was an associate and financial analyst at Essex Financial Group, a consulting and merchant banking firm. From 1991 to 1992 he was an analyst at Industry Analysis Group, an industry and economic consulting firm.

Michael J. Bradley, age 61, has been a director of the Company since February 2005. Mr. Bradley has been a co-owner and Managing Director of BF Healthcare, Inc., a supplier of physician services to hospitals and assisted living facilities, since 1994. Mr. Bradley has served on the Board of Directors of Resource America, Inc., a publicly-held proprietary asset management company in the financial services, real estate and equipment leasing sectors, since March 2005 and SourceCorp., a provider of business process outsourcing solutions, since 1996. Mr. Bradley also served on the Managing Board of Atlas Pipeline Partners GP, LLC, a publicly-held oil and gas pipeline company, from May 2004 to May 2005. From 1988 to 1998, Mr. Bradley served as Chairman of First Executive Bank, and from 1998 to 2003 he served as Vice Chairman of First Republic Bank.

Matthew Cohn, age 36, has been a director of both the Company and the Bank since 1999. Mr. Cohn was the founder, in 1994, and is the president of the ASI Show!, a producer of trade shows in Chicago, Las Vegas, Orlando and Dallas. In addition, since 1992, Mr. Cohn has been the president of the Medical Data Institute, a medical data base publisher, and the president and founder of ASI Transact, a company providing order management and e-commerce exchange systems for the advertising specialty industry. Mr. Cohn serves on the board of the Society of Independent Show Organizers and the Client Advisory Board for the Chicago Convention and Visitors Bureau.

Leon A. Huff, age 64, has been a director of the Company since October 2004 and a director of the Bank since December 2003. Mr. Huff is the co-founder and Vice-Chairman of Gamble-Huff Music (Philadelphia International Records), a record production company. Mr. Huff is a nationally-known producer, songwriter and performer. He has won Grammy and BMI songwriter awards, has been inducted into the National Academy of Songwriters Hall of Fame and the Philadelphia Music Foundation’s Walk of Fame, and has received the Trustees Award from the National Academy of Recording Arts and Sciences.

William H. Lamb, age 66, has been a director of both the Company and the Bank since January 2004. Mr. Lamb has been a senior partner in Lamb, Windle & McErlane, P.C., a law firm, since January 2004 and from January 1971 to January 2003. From January 2003 through January 2004, Mr. Lamb served as a Justice of the Pennsylvania Supreme Court. Mr. Lamb served as a director and corporate secretary of JeffBanks, Inc. and Jefferson Bank until their acquisition by Hudson United Bank in November 1999.

Frank M. Mastrangelo, age 38, has been the President, Chief Operating Officer and a director of both the Company and the Bank since 1999. From 1995 through 1999 he was a Senior Vice President and the Chief Technology Officer for Jefferson Bank. From 1993 to 1995, he was an Assistant Vice President and systems specialist with PNC Bank, Family Wealth Management Division. From 1993 to 1994, he was a technical representative for ROI Computer Services, Inc. and, from 1988 to 1993, a systems manager for The Annenberg Foundation.

James J. McEntee III, age 48, has been a director of both the Company and the Bank since September 2000. Mr. McEntee has been the Chief Operating Officer of Cohen Bros. since March 2003. Mr. McEntee was a principal in Harron Capital, L.P., a media and communications venture capital fund, from 1999 to September

2002. From 1990 through 1999, Mr. McEntee was a shareholder at Lamb, Windle & McErlane, P.C., and from 2000 until 2004 was of counsel to Lamb, Windle & McErlane. Mr. McEntee is a director of Pegasus Communications Corporation, a publicly held provider of communications and other services, and of several other private companies. See “Certain Relationships and Related Party Transactions” regarding Cohen Bros.

Linda Schaeffer, age 42, has been a director of the Company since 1999. Ms. Schaeffer has been President of the General Partner of SLS Associates, a real estate investment and management partnership, and a certified public accountant in private practice since 1997. From 1990 to 1997 she was the President of JMLS Enterprises, Inc., d/b/a Computertots, a company specializing in computer education.

Joan Specter, age 72, has been a director of both the Company and the Bank since 1999. Ms. Specter is a member of the boards of directors of numerous businesses, educational and charitable organizations, including Ridgeway Philips Company, a provider of home healthcare, Chestnut Hill College, University of the Arts, Medical College of Pennsylvania, the Reading Terminal, operator of the Reading Terminal Market, the Philadelphia Cultural Fund and the Greater Philadelphia Urban Affairs Coalition. From 1980 through 1996, she was city councilwoman at-large for the City of Philadelphia.

Steven Stein, age 50, has been a director of both the Company and the Bank since September 2000. Mr. Stein has been a principal of Financial Stocks, Inc., an investment management firm which specializes in investments in mid-size financial institutions, since 1995.

CORPORATE GOVERNANCE

Information Concerning the Board of Directors

The Company’s Common Shares are listed on the Nasdaq National Market (“NASDAQ”) under the symbol “TBBK” and the Company is subject to the listing standards set forth by the National Association of Securities Dealers (“NASD”) applicable thereto. The Board of Directors has determined that Mr. Beach, Mr. Bradley, Mr. Cohn, Mr. Huff, Mr. Lamb, Ms. Specter and Mr. Stein each meet the definition of an independent director set forth in the listing standards. In making these determinations, the Board of Directors reviewed information from each of these directors concerning all their respective relationships with the Company and analyzed the materiality of those relationships.

The Board of Directors held a total of seven meetings during fiscal 2005. During fiscal 2005, all directors attended at least 75% of the aggregate of (a) the total number of meetings of the Board of Directors held during the period for which the director had been a director and (b) the total number of meetings held by all committees of the Board of Directors on which the director served during the periods that the director served. It is the policy of the Board of Directors that all directors attend the annual meeting of shareholders of the Company, if practicable.

A shareholder who wishes to communicate with the Board of Directors may do so by sending his or her correspondence to the Secretary of the Company at 405 Silverside Road, Wilmington, DE 19809. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication.” All such letters must identify the author as a shareholder of the Company and clearly state whether the intended recipients are all or individual members of the Board. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors. The Secretary has been authorized to screen commercial solicitations and materials which pose security risks, are unrelated to the business or governance of the Company, or are otherwise inappropriate.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics (the “Code of Business Conduct”) for the Company’s directors, officers and employees intended to satisfy NASD listing standards applicable to NASDAQ-listed companies and the definition of a “code of ethics” set forth in Item 406 of Regulation S-K. A copy of the Code of Business Conduct is available on the Company’s website at www.thebancorp.com. A copy of the Code of Business Conduct may also be obtained, free of charge, by writing to The Bancorp, Inc., 1818 Market Street, 28th Floor, Philadelphia, PA 19103, Attention: Investor Relations.

Board Committees

The Board of Directors currently has four standing committees: the Audit Committee, the Compensation Committee, the Executive Committee and the Nominating and Governance Committee. The committees on which directors serve, the chairman of each committee, and the number of meetings held during 2005 are set forth below.

Board Member	Audit	Compensation	Nominating and Governance	Executive
Betsy Z. Cohen				X
D. Gideon Cohen				Chairman
Walter T. Beach	X	Chairman
Michael J. Bradley	X
Matthew Cohn	Chairman		X
William H. Lamb		X	Chairman
Frank M. Mastrangelo				X
Joan Specter		X	X
Meetings held in 2005	6	4	1	2

Audit Committee

The Audit Committee is appointed by the Board of Directors to assist Board of Director oversight of (a) the integrity of the Company’s financial statements, (b) the Company’s compliance with legal and regulatory requirements, (c) the independent auditor’s qualifications and independence, and (d) the performance of the Company’s internal audit function and independent auditors. The Audit Committee also prepares the audit committee report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

Each member of the Audit Committee meets the independence standards for audit committee members set forth in applicable NASD listing standards, as well as those set forth in Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board of Directors has determined that Mr. Beach qualifies as an “audit committee financial expert” as that term is defined in applicable rules and regulations under the Exchange Act.

The Company has adopted a written charter for the Audit Committee and audit and non-audit services pre-approval guidelines. The Audit Committee Charter and audit and non-audit services pre-approval guidelines are available on the Company’s website at www.thebancorp.com. Copies of the Audit Committee Charter and audit and non-audit services pre-approval guidelines may also be obtained, free of charge, by writing to The Bancorp, Inc., 1818 Market Street, 28th Floor, Philadelphia, PA 19103, Attention: Investor Relations.

Audit Committee Report

In connection with the preparation and filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, as amended (the “2005 Annual Report on Form 10-K”):

(1) the Audit Committee reviewed and discussed the audited financial statements included in the 2005 Annual Report on Form 10-K with the Company’s management;

(2) the Audit Committee discussed with the Company’s independent registered public accounting firm, Grant Thornton LLP (“Grant Thornton”), the matters required to be discussed by Statement of Accounting Standards 61;

(3) the Audit Committee received and reviewed the written disclosures and the letter from Grant Thornton required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Grant Thornton the independence of Grant Thornton and satisfied itself as to Grant Thornton’s independence; and

(4) based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements be included in the 2005 Annual Report on Form 10-K.

The Audit Committee of the Board of Directors of the Company has provided this report. This report shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933, as amended, and the Exchange Act (collectively, the “Acts”), except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

The Audit Committee of the Board of Directors:

Matthew Cohn, Chairman

Walter T. Beach

Michael J. Bradley

Compensation Committee

The Compensation Committee is appointed by the Board of Directors to have direct responsibility for approving the compensation of the Chief Executive Officer and certain other officers and the non-management directors of the Company as described in “Compensation Committee Report on Executive Compensation” below. At all times during 2005, the Compensation Committee has had direct responsibility for (a) administering the Company’s equity-based compensation plans and (b) reviewing any extraordinary compensatory payments to any employee of the Company.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee was formerly an officer of the Company or any of its subsidiaries or was, during fiscal 2005, an officer or employee of the Company or any of its subsidiaries. No executive officer of the Company was a director of another entity, any of whose executive officers served on the Company’s Compensation Committee. No executive officer of the Company was a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, any of whose executive officers served on the Board of Directors or Compensation Committee.

Compensation Committee Report on Executive Compensation

In 2005 the Compensation Committee set the compensation for the Company’s Chief Executive Officer, President, Chief Financial Officer and Chairman, as well as the compensation for the non-management directors.

The Company seeks to offer competitive compensation to attract, motivate, retain and reward executive officers. It does this principally through base salaries and, to a significantly lesser extent, bonuses. It determines base salaries with a view to prevailing compensation trends in the industry for similarly situated persons and banking institutions. It uses cash bonuses to provide incentives to executive officers and others in relation to specific projects or strategic goals, or with respect to additional responsibilities assumed. The Company’s compensation decisions are discretionary and are based upon subjective factors. It does not use a mathematical or similar objective formula to determine any compensation package. In order to encourage decision-making that maximizes long-term shareholder value, the Company has adopted a stock option plan to provide long-term equity-based incentives.

Chief Executive Officer Compensation

The Compensation Committee annually reviews the Company’s performance, evaluates the Chief Executive Officer’s contributions to that performance and sets the Chief Executive Officer’s compensation level based on this evaluation, the other factors discussed below and in accordance with the terms of the Chief Executive Officer’s employment agreement with the Company. In determining the long-term incentive component of Chief Executive Officer compensation, the Compensation Committee considers the Company’s financial performance and relative shareholder return, the value of similar incentive awards to Chief Executive Officers at comparable companies and the awards given to the Chief Executive Officer in past years. The Chief Executive Officer’s salary for 2005 was set by the Compensation Committee based, in part, upon the successful execution of the Company’s capital restructuring plan, which included negotiation of the prepayment of the Company’s trust preferred securities and the conversion of its preferred stock, and in part upon the Company’s loan and deposit growth, in particular the growth of the commercial loan portfolio, the reduction in the Company’s efficiency ratio, and the increase in the Company’s earnings per share.

No Incorporation By Reference

The Compensation Committee of the Board of Directors of the Company has provided this report. This report and related disclosure shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Acts, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Members of the Compensation Committee:

Walter T. Beach, Chairman

William H. Lamb

Joan Specter

Nominating and Governance Committee

The Nominating and Governance Committee is appointed by the Board of Directors to (a) assist the Company and the Board of Directors in maintaining an effective and knowledgeable Board of Directors, including assisting the Board of Directors by identifying individuals qualified to become directors and recommending to the Board of Directors the director nominees for the next annual meeting of shareholders and the directors to be appointed to each committee, and (b) develop and recommend for the Board of Director’s consideration governance guidelines for the Company. All of the members of this committee have been determined by the Board of Directors to be independent under applicable NASD listing standards.

The Nominating and Governance Committee will consider candidates for nomination as a director recommended by shareholders, directors, officers, third party search firms and other sources. In evaluating candidates, the Nominating and Governance Committee considers the attributes of the candidate (including skills, experience, diversity, age, and legal and regulatory requirements) and the needs of the Board of Directors, and will review all candidates in the same manner, regardless of the source of the recommendation. The Nominating and Governance Committee will consider individuals recommended by shareholders for nomination as a director in accordance with the procedures described under “Shareholder Proposals and Nominations.”

The Nominating and Governance Committee has not adopted specific, minimum qualifications or specific qualities or skills that must be met by a Nominating and Governance Committee-recommended nominee. The Nominating and Governance Committee seeks to insure that the membership of the Board of Directors and each committee of the Board of Directors satisfies all relevant NASDAQ listing standards and applicable laws and regulations and all requirements of the Company’s governance documents. The Nominating and Governance Committee seeks to achieve a mixture of skills which are all related to the Company’s business. The nature of the specific qualifications, qualities or skills that the Nominating and Governance Committee may look for in any particular director nominee is dependent on the qualifications, qualities and skills of the rest of the directors at the time of any vacancy on the Board of Directors.

The Company has adopted a written charter for the Nominating and Governance Committee. The Nominating and Governance Committee Charter is available on the Company’s website at www.thebancorp.com. A copy of the Nominating and Governance Committee Charter may also be obtained, free of charge, by writing to The Bancorp, Inc., 1818 Market Street, 28th Floor, Philadelphia, PA 19103, Attention: Investor Relations.

Executive Committee

The executive committee has the delegated authority to act in lieu of the Company’s Board of Directors in between meetings of the Board.

Equity Compensation Plan Information

The following table sets forth certain information regarding the Company’s equity compensation plans as of December 31, 2005.

Plan category(1)	(a) Number of securities to be issued upon exercise of outstanding options, warrants, and rights	(b) Weighted average exercise price of outstanding options, warrants, and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,673,380	$12.89	902,721
Equity compensation plans not approved by security holders	—	—	—
Total:	1,673,380	$12.89	902,721

(1)	As of December 31, 2005, the Company had two equity compensation plans, the 1999 Stock Option Plan and the 2005 Omnibus Equity Compensation Plan. The 1999 Stock Option Plan was approved by the Company’s sole shareholder on October 4, 1999 and was amended on June 18, 2003 by a majority vote of the Company’s shareholders to increase the number of options issuable under the plan to 1,000,000. The 2005 Omnibus Equity Compensation Plan was approved by a majority vote of the Company’s shareholders on June 15, 2005.

PROPOSAL 2. APPROVAL OF ACCOUNTANTS

The Board of Directors unanimously recommends that the shareholders approve the selection of Grant Thornton LLP (“Grant Thornton”), independent registered public accounting firm, to audit the financial statements of the Company for the fiscal year ending December 31, 2006. Representatives of Grant Thornton are expected to be present at the Meeting. These representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit Fees

The following table presents the aggregate fees billed by Grant Thornton for each of the services listed below for each of the Company’s last two fiscal years.

	2005	2004
Audit Fees(1)	$483,227	$221,668
Audit-Related Fees(2)	—	3,490
Tax Fees(3)	32,632	25,669
All Other Fees(4)	—	—

Total	$515,859	$250,847

(1)	Audit fees consisted of the aggregate fees billed for professional services rendered by Grant Thornton in connection with its audit of the Company’s consolidated financial statements and its limited reviews of the unaudited consolidated interim financial statements that are normally provided in connection with statutory and regulatory filings or engagements for these fiscal years.
(2)	Audit-related fees consisted of the aggregate fees billed and related services rendered by Grant Thornton that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not disclosed under “Audit Fees” above.
(3)	Tax fees consisted of the aggregate fees billed for professional services rendered by Grant Thornton for tax compliance, tax advice and tax planning in 2005 and 2004.
(4)	All other fees would consist of the aggregate fees billed for products and services provided by Grant Thornton other than the services described under audit fees, audit-related fees and tax fees; however, no such products and services were provided in the relevant periods.

Exchange Act rules generally require any engagement by a public company of an accountant to provide audit or non-audit services to be pre-approved by the audit committee of that public company. This pre-approval requirement is waived with respect to the provision of services other than audit, review or attest services if certain conditions set forth in Rule 2-01(c)(7)(i)(C) under the Exchange Act are met. None of the audit-related and tax services described above were subject to this Rule and the approval procedures set forth therein.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors does not intend to present and has not been informed that any other person intends to present any other matters for action at the Meeting. However, if other matters do properly come before the meeting or any adjournment, postponement or continuation thereof, it is the intention of the persons named as proxies to vote upon them in accordance with their best judgment. For any other matter which may properly come before the meeting, the affirmative vote of the holders of at least a majority of the votes cast at the Meeting at which a quorum is present is required, either in person or by proxy, for approval, unless otherwise required by law.

Except as set forth in this section, all Common Shares and Preferred Shares represented by valid proxies received will be voted in accordance with the provisions of the proxy.

NON-DIRECTOR EXECUTIVE OFFICERS

Information is set forth below regarding the background of each of the Company’s executive officers who is not also a director. For the Company’s officers who are also directors, Betsy Z. Cohen and Frank M. Mastrangelo, this information can be found above under “Proposal 1. Election of Directors—Names of Directors, Principal Occupations and Other Information.”

Arthur M. Birenbaum, age 49, has been Executive Vice President-Commercial Loans and, before that, Senior Vice President-Commercial Loans of both the Company and the Bank since January 2001. From 1993 through December 2000, Mr. Birenbaum was at Jefferson Bank, ending as its Senior Vice President-Philadelphia Business Banking Lending Group, and serving as co-Chairman of its Government Lending Task Force, coordinator of asset-based lending and member of its Loan Production Oversight Committee. From 1987 through 1993 he was a Vice President of Commercial Lending for Meridian Bank and the Bank of Old York Road and, from 1980 through 1987, he was employed at Westinghouse Credit Corporation, General Electric Capital Corporation, Suburban Bank and First National Bank of Maryland in the Washington, D.C. metropolitan region.

Martin Egan, age 38, has been Senior Vice President and Chief Financial Officer of both the Company and the Bank since 1999. From 1994 through 1999, he was controller of Jefferson Bank of New Jersey and, from 1997, Vice President and Controller of Jefferson Bank. From 1992 to 1994, he was a senior accountant at Hitech Communications, Inc., a telecommunications company.

Scott R. Megargee, age 54, has been Executive Vice President and Chief Lending Officer of both the Company and the Bank since March 2000. Previously, he had been an officer with JeffBanks and Jefferson Bank since 1989, and was their Executive Vice President-Retail Lending from 1995 to March 2000. He also served as a director of Jefferson Mortgage, Inc., a mortgage lending subsidiary of JeffBanks.

Donald F. McGraw, Jr., age 49, has been Executive Vice President and Chief Credit Officer of both the Company and the Bank since 1999. From 1986 through 1998, he was a Senior Vice President—Credit Administration for Jefferson Bank. From 1977 to 1986, he was a bank examiner at the FDIC.

DIRECTOR AND EXECUTIVE OFFICER COMPENSATION

Director Compensation

Each non-employee director receives an annual retainer of $10,000 and receives $1,000 for each meeting of the board of directors he or she attends. Each non-employee director also receives $500 for each meeting of a committee of the board of directors he or she attends; the chairman of the audit committee receives $1,500 for each committee meeting attended, while the chairmen of the other committees receive $1,000 for each committee meeting attended. One-half of the non-employee director fees is paid in shares of common stock. Such shares are purchased on the open market and are not restricted.

Executive Compensation

Information relating to the Company’s Compensation Committee and its policies related to the compensation of the Company’s executive officers is set forth in “Corporate Governance—Compensation Committee.” The following table sets forth information concerning the compensation paid in fiscal 2005, 2004 and 2003 to the chief executive officer and the four most highly compensated executive officers whose salary and bonus exceeded $100,000.

SUMMARY COMPENSATION TABLE

	Annual compensation(1)			Long term compensation awards
Name and principal Position	Year	Salary($)	Bonus($)	Securities underlying options(#)	All other compensation ($)
Betsy Z. Cohen Chief executive officer	2005 2004 2003	267,307 169,615 —	— 200,000 —	200,000 201,241 —	— — —
Frank M. Mastrangelo President and chief operating officer	2005 2004 2003	194,461 167,307 161,249	— 50,000 7,500	37,500 28,748 25,000	4,974 — 4,154
D. Gideon Cohen Chairman and chairman of the executive committee	2005 2004 2003	196,154 145,384 —	— 200,000 —	125,000 201,241 —	— — —
Scott R. Megargee Executive Vice President and Chief Lending Officer	2005 2004 2003	177,346 166,730 158,653	10,000 — 22,500	18,000 2,874 2,500	4,887 — 4,154
Arthur M. Birenbaum Executive Vice President-Commercial Loans	2005 2004 2003	152,884 141,216 138,742	120,075 50,816 58,646	23,750 17,249 20,000	4,887 — 3,462

(1)	Total compensation includes compensation paid separately by the Bank.

Option/SAR Grants in Last Fiscal Year

	Number of securities underlying options granted (#)(1)	Percentage of total options granted to employees in fiscal year	Exercise price ($/share)	Expiration date	Potential realizable value at assumed annual rates of stock price appreciation for option term
					5%	10%
Betsy Z. Cohen	100,000	16.54%	14.24	1/26/2015	$895,546	$2,269,489
	100,000	16.54%	15.94	10/20/2015	1,002,458	2,540,425
D. Gideon Cohen	75,000	12.41%	14.24	1/26/2015	671,659	1,702,117
	50,000	8.27%	15.94	10/20/2015	501,229	1,270,213
Frank M. Mastrangelo	12,500	2.07%	14.24	1/26/2015	111,943	283,686
	25,000	4.14%	15.94	10/20/2015	250,615	635,106
Scott R. Megargee	10,000	1.65%	14.24	1/26/2015	89,555	226,949
	8,000	1.32%	15.94	10/20/2015	80,197	203,234
Arthur M. Birenbaum	10,000	1.65%	14.24	1/26/2015	89,555	226,949
	13,750	2.27%	15.94	10/20/2015	137,838	349,309

(1)	The stock options were granted under the Company’s Stock Option Plan. Options granted to employees were granted at exercise prices equal to the fair market value of the Common Stock on the grant date and immediately vested.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year End Option/SAR Values

	Common shares acquired on exercise (#)	Value realized ($)	Number of securities underlying unexercised options at fiscal year end (#) exercisable/unexercisable	Value of unexercised in-the-money options at Fiscal year end($)(1) exercisable/unexercisable
Betsy Z. Cohen	—	—	551,241/—	$2,665,607/—
D. Gideon Cohen	—	—	416,241/—	2,123,607/—
Frank M. Mastrangelo	—	—	116,248/12,500	574,725/75,000
Scott R. Megargee	—	—	47,124/1,250	236,197/7,500
Arthur M. Birenbaum	—	—	63,499/7,500	305,411/52,500

(1)	Value of unexercised in-the-money options is calculated by subtracting the total exercise price from the fair market value of the securities underlying the options as of December 31, 2005 ($17.00 per share).

Employment Agreements

On April 20, 2005, the Company entered into an employment agreement with Betsy Z. Cohen, its Chief Executive Officer. The agreement has an effective date of January 1, 2005. The agreement with Mrs. Cohen provides that she will devote such time to the Company as is reasonably required to fulfill her duties. Under the agreement, Mrs. Cohen will receive an annual base salary to be determined by the Compensation Committee. Mrs. Cohen is also eligible for bonuses as determined by the Compensation Committee. The agreement has a term of five years that is automatically renewed so that, on any day that the agreement is in effect, it will have a then current term of five years. The Company may terminate Mrs. Cohen without cause or Mrs. Cohen may resign for good reason upon sixty days notice. Additionally, upon or after a change of control of the Company, the Company may terminate Mrs. Cohen without cause or she may resign for good reason upon sixty days notice. Upon any such termination or resignation, Mrs. Cohen will be entitled to receive only the amount due her under the Company’s severance pay plans, if any; provided that, if she executes a mutual release of claims with the Company, she will receive (a) a lump sum cash payment equal to one month of her base salary for each month she was employed by the Company, up to a maximum of five years, at the rate in effect immediately before her termination, and (b) a pro rated bonus, if any, for the year in which the termination occurs. Mrs. Cohen may also resign upon thirty days notice in which event no further payments are due other than accrued benefits. If Mrs. Cohen is disabled for ninety consecutive days in any twelve month period, the Company may terminate her employment. If Mrs. Cohen’s employment terminates on account of disability, (a) the vesting of the SERP described below will accelerate if the termination occurs at any time after January 1, 2008, (b) Mrs. Cohen will receive any amounts of salary or bonus earned, accrued and owing but not paid and (c) Mrs. Cohen will receive a pro rated bonus, if any, for the year in which the termination occurs. If Mrs. Cohen dies during her term of employment, the Company must pay her estate all amounts of salary and bonus earned, accrued and owing but not paid and a pro rated bonus, if any, for the year in which death occurs. The Company may terminate Mrs. Cohen’s employment at any time for cause. Upon any such termination for cause, Mrs. Cohen shall be entitled to any base salary and benefits accrued and earned before her termination.

The agreement defines “cause,” generally, as conviction of a felony, intentional and continuous failure to substantially perform duties or a breach of the confidentiality and intellectual property provisions of the agreement. The agreement defines “good reason,” generally, as the Company demoting Mrs. Cohen or materially reducing her duties, the Company requiring Mrs. Cohen to be based outside of Philadelphia, Pennsylvania, the failure of Mrs. Cohen to be elected to the Board of Directors or a material breach of the agreement by the Company. The agreement defines a “change of control,” generally, as having occurred if (a) any person becomes a beneficial owner of securities representing more than 25% of the voting power of the then outstanding securities or (b) the consummation of (i) a merger or consolidation of the Company where the directors of the Company immediately before the transaction constitute less than a majority of the board of directors of the surviving corporation or (ii) a sale or other disposition of all or substantially all of the assets of the Company or (c) during a period of two consecutive years, the incumbent directors cease for any reason to constitute at least two-thirds of the Board of Directors, provided that if either the election or nomination of any new director was approved by a vote of at least two-thirds of the incumbent directors before such election or nomination, the new director will be considered a member of the incumbent directors.

The employment agreement provides for the establishment of a SERP for Mrs. Cohen. Mrs. Cohen will be fully vested in the amount of the SERP benefit earned and the benefit will be fully accrued upon her attainment of age 70, upon the occurrence of a change of control or in the event that she is terminated by the Company without cause or resigns for good reason, as defined above. The employment agreement requires the Company to establish a trust to serve as the funding vehicle for the SERP benefits and to make contributions to the trust in such amounts or in such number of the Common Shares as the Company reasonably determines to be sufficient to provide the present value of the benefit as accrued at the time of the contribution. The value of this benefit is 100% of the average of Mrs. Cohen’s base salary over the 36 months during the term that provides the highest average except that the average may not exceed $300,000 nor be less than $150,000. Upon a change of control of the Company, the Company has agreed to immediately contribute to the trust an amount sufficient to permit the full payment of the SERP benefit due to Mrs. Cohen at age 70. Notwithstanding the establishment of a trust, the Company’s obligation to pay the benefit constitutes a general, unsecured obligation of the Company, payable out of its general assets, and the assets of the trust will be available to pay the claims of the Company’s creditors.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Bank purchased a total of $2,654,000 in loans from Resource America in 2001. The outstanding balance of the loans purchased from Resource America was $1,969,000, at December 31, 2004. The loan was paid in full on February 25, 2005. The Chairman and Chief Executive Officer of Resource America are the spouse and son, respectively, of the Chief Executive Officer of the Company and Chairman and Chief Executive Officer of the Bank.

The Bank paid $16,900 to Cohen Bros. for investment securities brokerage services performed for 2005. The Chairman of the Company is the Chairman and principal stockholder of the parent of Cohen Bros., and one of the Company’s directors is the Chief Operating Officer of Cohen Bros.

The Company entered into a sublease for office space in Philadelphia, Pennsylvania and a technical support agreement with RAIT Investment Trust (RAIT) commencing in October 2000. The Chief Executive Officer of RAIT is the Chairman and Chief Executive Officer of the Bank and the Chief Executive Officer of the Company. Under the computer and telecommunications systems technical support agreements, which commenced in January 2001, the Bank also provides technical support for RAIT for a fee of $5,000 a month. In 2005 RAIT paid the Company $60,000 for computer and telecommunications systems technical support, and approximately $314,000 for rent.

The Company also has subleased office space to Cohen Bros. commencing in July 2002. Cohen Bros. paid the Company approximately $122,000 in rent in 2005.

In July 2002, Cohen Bros. also entered into an agreement with the Company for technical support and for telephone system support services. Technical and telephone support fees paid by Cohen Bros. were $101,000 in 2005.

The Bank maintains deposits for various affiliated companies totalling approximately $115,942,000 as of December 31, 2005. The majority of these deposits are short-term in nature and rates are consistent with market rates.

The Bank has entered into lending transactions in the ordinary course of business with directors, executive officers, principal stockholders and affiliates of such persons on the same terms as those prevailing for comparable transactions with other borrowers. At December 31, 2005, these loans were current as to principal and interest payments, and did not involve more than normal risk of collectibility. At December 31, 2005, loans to these related parties amounted to $2,718,000. During the year ended December 31, 2005, the Bank made new loans to related parties of $1,812,000 and received repayments of $349,000.

The Bank entered into an ATM Agreement with TRM ATM Corporation (“TRM ATM”) in September 2000. Under this agreement, TRM ATM installs, operates and services automated teller machines at various locations of the Bank’s choosing. The Bank pays TRM a monthly rental fee of $195 for each machine. The Bank retains all fees and charges derived from the transactions conducted at the ATM (except for one ATM situated with one of the Bank’s affinity group customers in which it shares such fees and charges). The Bank currently leases seven machines under this agreement. TRM ATM is a wholly-owned subsidiary of TRM Corporation (“TRM”). The Chairman of TRM is the Company’s Chairman. A director of TRM is the spouse of the Company’s Chief Executive Officer and the father of the Chairman. The Company paid fees to TRM ATM of $17,000 in 2005.

In February 2003, the Company entered into a lending relationship with The Richardson Group Inc., which is owned by entities with whom the Company’s Chief Executive Officer and her spouse have controlling interests. The outstanding balance of the loan was $300,000 at December 31, 2005.

STOCK PRICE PERFORMANCE GRAPH

The following graph compares the index of the cumulative total shareholder return on the Common Shares for the measurement period commencing December 23, 2004 (the date the Company began trading on NASDAQ) and ending December 31, 2005 with the cumulative total returns of the Nasdaq Composite Index (“Nasdaq Composite”) and the Nasdaq Bank Stock Index. The following graph assumes that each index was 100 on the initial day of the relevant measurement period and that all dividends were reinvested.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers, directors and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of all such reports.

Based solely on its review of the reports received by it, or representations from certain reporting persons that no filings were required for those persons, the Company believes that, during fiscal 2005, officers, directors or beneficial owners timely filed reports of ownership and changes of ownership except for the following reports: Messrs. Cohn, Cohen, Egan, Huff, Lamb, Mastrangelo, McEntee, Megargee and Stein each filed one late Form 4 relating to stock option grants. Mss. Cohen, Schaeffer and Specter each filed one late Form 4 relating to stock option grants. Mr. McGraw filed one late Form 4 relating to a stock option grant and one late Form 4 relating to the purchase of common stock. Mr. Beach filed one late Form 4 relating to a stock option grant and one late Form 4 relating to purchases of common stock by entities affiliated or controlled by him. Mr. Birenbaum filed one late Form 4 relating to a stock option grant and one late Form 4 relating to a stock option exercise by his wife. Mr. Bradley filed one late Form 3 relating to his appointment to the Company’s Board of Directors and one late Form 4 relating to a stock option grant.

SHAREHOLDER PROPOSALS AND NOMINATIONS

Under rules promulgated by the Securities and Exchange Commission, holders of Common and Preferred Shares who desire to submit proposals for inclusion in the proxy statement of the Company for its 2007 annual meeting of shareholders, subject to compliance with the eligibility standards specified in such rules, must submit such proposals to the Secretary of the Company by December 26, 2006. The proxy for the 2007 annual meeting of shareholders may confer discretionary authority to vote on any matters brought before that meeting where (a) the Company receives notice of the proposal before March 11, 2007 and advises shareholders in the 2006 proxy statement about the nature of the proposal and how management intends to vote on the proposal or (b) the Company has not received notice of the matter by March 11, 2007.

Shareholders who wish to submit their recommendations for director candidates to the Nominating and Governance Committee should send their written recommendation to the Company’s executive offices, attention: Nominating and Governance Committee Chairman. These shareholders must represent that they are shareholders of the Company and will remain so through the date of the relevant annual meeting of shareholders of the Company and include the written consent of the person so recommended to serve as a director if nominated and elected and to provide such information as the Nominating and the Governance Committee may request, as well as a description of their background and qualifications. All shareholder recommendations received by the Nominating and Governance Committee will be reviewed at the first meeting of the Nominating and Governance Committee held after receipt of the recommendation. The Nominating and Governance Committee will consider nominees recommended by security holders for the 2007 annual meeting if submitted as described above by November 30, 2006 in order that the submission may be considered at the meeting of the Nominating and Governance Committee scheduled for January 2007.

ANNUAL REPORT ON FORM 10-K

The Company will provide without charge to each person solicited by this proxy statement, on the written request of any such person, a copy of the Company’s Annual Report on Form 10-K including financial statements and the schedules thereto. Any such request from a beneficial owner of the Company’s Common Stock must set forth a good faith representation that, as of the record date for this solicitation, March 27, 2006, the person making the request was the beneficial owner of the Company’s Common or Preferred Shares. Such written requests should be directed to the Company at 405 Silverside Road, Wilmington, Delaware 19809, Attention: Martin F. Egan.

Wilmington, Delaware

April 21, 2006

THE BANCORP, INC.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD

OF DIRECTORS OF THE BANCORP, INC.

The undersigned hereby appoints Betsy Z. Cohen, Frank M. Mastrangelo and Martin F. Egan, and each of them, as and for the proxies of the undersigned, each with the power to appoint such proxy’s substitute, and hereby authorizes them, or either of them, to vote all of the Common Shares and Series A Preferred Shares held of record by the undersigned on March 27, 2006 at the Annual Meeting of Shareholders of The Bancorp, Inc. (the “Company”), to be held on May 22, 2006 and at any and all adjournments, postponements or continuations thereof as set forth on the reverse side hereof. Each of the Proposals in this proxy is proposed by the Board of Directors of the Company.

(continued and to be signed on the reverse side)

PLEASE MARK, SIGN, DATE AND MAIL YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1.	ELECTION OF DIRECTORS

☐ FOR ALL NOMINEES	Nominees:

☐ Betsy Z. Cohen
☐ D. Gideon Cohen
☐ Walter T. Beach
☐ WITHHOLD AUTHORITY	☐ Michael J. Bradley
FOR ALL NOMINEES	☐ Matthew Cohn
☐ Leon A. Huff
☐ William H. Lamb
☐ Frank M. Mastrangelo
☐ FOR ALL EXCEPT	☐ James J. McEntee III
(See instructions below)	☐ Linda Schaeffer
☐ Joan Specter
☐ Steven Stein

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the box next to each nominee for whom you wish to withhold authority to vote, as shown here  ☒

2.	PROPOSAL TO APPROVE THE SELECTION OF GRANT THORNTON LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR 2006.

☐    FOR    ☐    AGAINST    ☐    ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED AND FOR APPROVAL OF GRANT THORNTON LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR 2006. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT, POSTPONEMENT OR CONTINUATION THEREOF. BY EXECUTING THIS PROXY, THE UNDERSIGNED HEREBY REVOKES ALL PRIOR PROXIES.

Please check the box if you plan to attend the meeting:  ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.  ☐

Date:
Signature of Shareholder

Date:
Signature of Shareholder

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.